SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MECHANICAL TECHNOLOGY, INCORPORATED
(Name of Registrant as Specified In Its Charter)

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MECHANICAL TECHNOLOGY, INCORPORATED
325 WASHINGTON AVENUE EXTENSION
ALBANY, NEW YORK 12205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Mechanical Technology, Incorporated:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Mechanical Technology, Incorporated, a New York corporation (the “Company”), will be held on Thursday, June 11, 2015, at 10:00 a.m., local time, at 4 Pine West Plaza, Albany, New York 12205, for the following purposes:

  To elect two directors to serve for a three-year term ending at the Company’s annual meeting of stockholders to be held in 2018 and until each such director’s successor is duly elected and qualified.

  To ratify the appointment of UHY LLP as our independent registered public accounting firm for fiscal year 2015.

  To approve an advisory non-binding vote on executive officer compensation.

  To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on April 13, 2015 as the record date for determining stockholders entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors recommends that you vote in favor of the proposal for the election of the nominees as directors of the Company, the ratification of UHY LLP as our independent registered public accounting firm and the advisory approval on executive officer compensation.

In the event that there are insufficient shares to be voted in favor of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,
/s/ KEVIN G. LYNCH	/s/ FREDERICK W. JONES
Kevin G. Lynch	Frederick W. Jones
Chief Executive Officer	Chief Financial Officer and Secretary

Albany, New York
April 24, 2015

Your vote is important. Whether or not you intend to be present at the meeting, please mark, sign, and date the enclosed proxy and return it in the enclosed envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so, even if you have previously submitted your proxy.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 11, 2015: The proxy statement and annual report to stockholders are available at

http://www.astproxyportal.com/ast/15895/

MECHANICAL TECHNOLOGY, INCORPORATED
325 WASHINGTON AVENUE EXTENSION
ALBANY, NEW YORK 12205

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Mechanical Technology, Incorporated, a New York corporation (referred to in this proxy as the “Company,” “we,” “us” or “MTI”), to be voted at the 2015 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, June 11, 2015 at 10:00 a.m., local time, at 4 Pine West Plaza, Albany, New York 12205.

Record Date and Voting Securities

The Notice of Annual Meeting, Proxy Statement and proxy card (the “Proxy Card”) are first being mailed to stockholders of the Company on or about April 24, 2015 in connection with the solicitation of proxies for the Annual Meeting. The Board has fixed the close of business on April 13, 2015 as the date of record (the “Record Date”) for the determination of stockholders entitled to notice of, and entitled to vote at, the Annual Meeting. Only holders of record of our common stock, par value $0.01 per share (“Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 5,258,883 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held as of the Record Date with respect to each matter submitted at the Annual Meeting.

Proxies

The Board is soliciting a proxy in the form accompanying this Proxy Statement for use at the Annual Meeting, and will not vote such proxy at any other meeting. Kevin Lynch and Rick Jones, or each acting individually, are the persons named as proxies on the Proxy Card accompanying this Proxy Statement, who have been selected by the Board to serve in such capacity. Mr. Lynch is the Chief Executive Officer of the Company, and Mr. Jones is the Chief Financial Officer and Secretary of the Company.

Voting of Proxies

Because many of our stockholders are unable to attend the Annual Meeting, the Board solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the Annual Meeting, as set forth in this Proxy Statement. Stockholders are urged to read the material in this Proxy Statement carefully, specify their choice on each matter by marking the appropriate box on the enclosed Proxy Card and then sign, date, and return the card in the enclosed, stamped envelope.

Each proxy that is: (a) executed properly; (b) received by us prior to or at the Annual Meeting; and (c) not properly revoked by the stockholder pursuant to the instructions below, will be voted in accordance with the directions specified on the proxy and otherwise, in accordance with the judgment of the persons designated therein as proxies. If no choice is specified and the proxy is properly signed and returned, the shares will be voted by the persons named as proxies in accordance with the recommendations of the Board contained in this Proxy Statement (except that shares held by brokers for which instructions were not received by the beneficial owners will only be voted with respect to ratification of the auditors).

Our Board knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Revocation of Proxies

Each stockholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. Revocation of a proxy is effective when our Secretary receives either: (i) an instrument revoking the proxy; or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.  Please note that the presence of a stockholder at the Annual Meeting alone will not automatically revoke such stockholder’s proxy.

Subject to the terms and conditions set forth herein, all proxies received by us will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless at or prior to the Annual Meeting we receive a written notice of revocation signed by the person who, as of the Record Date, was the registered holder of such shares. The notice of revocation must indicate the certificate number(s) and number of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

Quorum and Method of Tabulation

The presence, in person or by proxy, of holders of thirty-three and one-third percent (33 - 1/3%) of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes is necessary to elect the nominees as directors of MTI, as set forth in Proposal No. 1. In other words, the nominees to receive the greatest number of votes cast, up to the number of nominees up for election, will be elected. Each of the other matters submitted for stockholder approval at the Annual Meeting will be decided by majority vote of holders of the shares present, in person or by proxy, at the Annual Meeting and cast either in favor or against such matter.

One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting, and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not cast for purposes of determining the approval of any matter submitted to stockholders for a vote. As abstentions are not included in calculating votes cast with respect to Proposals 2 and 3, abstentions will have no effect on the outcome of Proposals 2 and 3.

Many of our shares of Common Stock are held in “street name,” meaning that a depository, broker-dealer or other financial institution holds the shares in its name, but such shares are beneficially owned by another person.  If your shares are held in street name, you should receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted at the Annual meeting.  Generally, a street name holder that is a broker must receive direction from the beneficial owner of the shares to vote on issues other than routine, uncontested matters, such as the ratification of auditors. In the case of contested items or items deemed non-routine, the brokerage institution holding street name shares cannot vote the shares if it has not received voting instructions. Shares for which brokers may not vote without instructions and have not received such instructions are considered to be “broker non-votes.”  If your shares are held of record by a person or institution other than a broker, whether those shares can be voted without specific instructions from you will depend on your individual arrangement with that record holder, in particular, whether you have granted such record holder discretionary authority to vote your shares.

If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as shares that are present and entitled to vote for purposes of determining quorum, but as not voted for purposes of determining the approval of such matter submitted to the stockholders for a vote (other than with respect to the ratification of auditors for shares held of record by a brokerage firm).  A broker non-vote will have no effect on the outcome of the election of the directors or Proposal 3.  IF YOU HOLD YOUR SHARES IN STREET NAME THROUGH A BROKER, YOU MUST PROVIDE VOTING INSTRUCTIONS TO YOUR BROKER RECORD HOLDER IN ORDER FOR YOUR SHARES TO BE VOTED ON IN THE ELECTION OF DIRECTORS AND THE ADVISORY NON-BINDING VOTE ON THE COMPANY’S EXECUTIVE OFFICER COMPENSATION. FURTHER, IF YOUR SHARES ARE HELD IN STREET NAME BY A BANK OR OTHER NOMINEE TO WHOM YOU HAVE NOT GRANTED DISCRETIONARY AUTHORITY TO VOTE YOUR SHARES, YOUR SHARES WILL NOT BE VOTED ON ANY PROPOSAL AT THE MEETING UNLESS YOU PROVIDE VOTING INSTRUCTIONS TO YOUR RECORD HOLDER.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders who share an address unless we have received instructions to the contrary. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request. Requests may be made by mail to: Mechanical Technology, Incorporated, ATTN: Investor Relations Department, 325 Washington Avenue Extension, Albany, New York 12205; by e-mail: contact@mechtech.com; or by telephone: (518) 218-2550. Any stockholder who would like to receive separate copies of the Proxy Statement and/or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household in the future, should contact their bank, broker, or other nominee record holder, or us directly at the address, e-mail address or phone number listed above.

Proxy Solicitation Expense

We do not anticipate engaging a paid proxy solicitor to assist with the solicitation of proxies for the Annual Meeting. In addition to solicitation by mailing of this Proxy Statement, our directors, officers, and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, facsimile or email. We have retained Broadridge Financial Solutions, Inc. to request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. We do not anticipate that the costs and expenses incurred in connection with this proxy solicitation, which will be paid by the Company, will materially exceed those normally expended for a proxy solicitation for routine matters to be voted on at an annual meeting of our stockholders.

PROPOSAL No. 1

ELECTION OF DIRECTORS

We currently have six directors on the Board. At the Annual Meeting, two directors are to be elected to hold office until the expiration of their term and until a qualified successor shall be elected and qualified. The directors serve staggered three-year terms.

Listed below are the directors nominated for election at the Annual Meeting.

Name	Position with the Company	Age	Director Since	Term Expiring
Kevin G. Lynch	Director	62	2012	2018
William P. Phelan	Director	58	2004	2018

The Board has nominated Kevin G. Lynch and William P. Phelan to each serve a three-year term, expiring at the 2018 annual meeting of stockholders. Kevin G. Lynch and William P. Phelan are each completing their final year of a three-year term, expiring at the Annual Meeting. Thomas J. Marusak and E. Dennis O’Connor are each completing their second year of their three-year term, expiring in 2017. David C. Michaels is beginning his second year of his two-year term, expiring in 2016. Dr. Walter L. Robb is beginning his third year of his three-year term, expiring in 2016.

Vote Required for Approval

The affirmative vote of the plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required to elect the nominated directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

Information about Our Directors

Set forth below is certain information regarding the directors of the Company, including the nominees for election at the Annual Meeting.

Name	Age	Director Since

Nominees for a Term Expiring in 2018
Kevin G. Lynch ..................................................................................	62	2012
William P. Phelan (1) (2) (3)...............................................................	58	2004

Terms Expiring 2016
David C. Michaels (1) (2)..................................................................	59	2013
Dr. Walter L. Robb.............................................................................	87	1997

Terms Expiring 2017
Thomas J. Marusak (1) (3)................................................................	64	2004
E. Dennis O’Connor (2) (3)...............................................................	75	1993

(1) Member of the Audit Committee during calendar 2014.
(2) Member of the Governance and Nominating Committee effective February 13, 2014.
(3) Member of the Compensation Committee effective February 13, 2014.

The Board of Directors has determined that Messrs. Marusak, Michaels, O’Connor and Phelan are “independent directors,” as defined by the listing standards of The Nasdaq Stock Market LLC.

Thomas J. Marusak has served as a director since December 2004. Since 1986, Mr. Marusak has served as President of Comfortex Corporation, a manufacturer of window blinds and specialty shades. Mr. Marusak served with New York’s Capital Region Center for Economic Growth as Chairman of the Technology Council from June 2001 to July 2004 and Chairman of the Board of Directors from July 2004 until December 2005. Mr. Marusak served as a director for the New York State Energy and Development Authority from 1999 to 2005. Mr. Marusak also represented the interests of small- and medium-sized manufacturing businesses of New York as a delegate at the White House in 1995. He was previously a member of the Advisory Board of Directors for Key Bank of New York from 1996 through 2004, and served on the Advisory Boards of Dynabil Industries Inc. and Clough Harbour Associates Technology Services Company of Albany from 2000 through 2005. In 2011, Mr. Marusak was elected to the Board of Directors of the Capital District Physician’s Health Plan, Inc., in Albany, in which he is also a member of the Finance Committee of the Board. Mr. Marusak received a B.S. in Engineering from Pennsylvania State University and a M.S. in Engineering from Stanford University. Mr. Marusak brings technical development, manufacturing experience, product development and introduction, financial accounting, and human resources expertise to the board, as well as relevant experience in committee and board service, which the Board believes qualifies him to serve as a director.

E. Dennis O’Connor has served as a director since 1993, and is a retired attorney previously specializing in intellectual property. From 1984 until his retirement in June 2000, Mr. O’Connor served as the Director of New Products and Technology for Masco Corporation, a diversified manufacturer of building, home improvement, and other specialty products for the home and family. Mr. O’Connor holds a J.D. from George Washington University and a B.S. in Mechanical Engineering from Notre Dame University. Mr. O’Connor contributes to the Company’s Board significant experience in corporate law, with an emphasis on intellectual property and contract law, having practiced for 31 years. He has also served on various corporate committees throughout his career relating to accounting and finance, with a background specializing in technical and management assessment.

David C. Michaels has served as a director since August 2013. Mr. Michaels is the Chief Financial Officer of the American Institute for Economic Research, Inc., an internationally recognized economics research and education organization, and has served in this position since October 2008. Mr. Michaels served as Chief Financial Officer at Starfire Systems, Inc. from December 2006 to September 2008. Mr. Michaels worked at Albany International Corp. from March 1987 to December 2006 as Vice President, Treasury and Tax and Chief Risk Officer. Mr. Michaels also worked at Veeco Instruments from May 1979 to March 1987 in various roles including Controller and Tax Manager. Mr. Michaels is a member of the Board of Directors and Chair of the Audit Committee of Iverson Genetic Diagnostics, Inc. Mr. Michaels also serves as a member of the Board of Governors and Vice President of the Country Club of Troy. Mr. Michaels served as the Chairman of the Board of Directors of Starfire Systems, Inc. from January 2009 through December 2009, Treasurer and Director of the Schodack Area Land Trust from September 1990 through December 1999, Vice Chairman of the Board of Directors of the Gateway Development Corporation from February 1996 through February 2000, and Advisory Board member of the Capital District YMCA from April 1999 through May 2000. Mr. Michaels has a Bachelor of Science degree with dual majors in Accounting and Finance and a minor in Economics from the University at Albany. Mr. Michaels completed graduate-level coursework at the C.W. Post campus of Long Island University. Mr. Michaels also completed the Leadership Institute Program at the Lally School of Management & Technology at Rensselaer Polytechnic Institute. Mr. Michaels contributes more than 30 years of international financial and operating experience in a wide variety of roles in both public and private organizations to the Board, which the Board believes qualifies him to serve as a director. In addition, his accounting expertise makes him well qualified for his service on the Audit Committee and as the Chairman of the Audit Committee since February 2014.

Kevin G. Lynch has served as our Chief Executive Officer since May 2013, Acting Chief Executive Officer from September 2012 through April 2013, Chairman of the Board since October 2012, and a director since April 2012. Mr. Lynch served as the Chief Executive Officer of AAF International (American Air Filter Company Inc. AAFCI), a commercial and industrial air filters and equipment company and a subsidiary of Daikin Industries Ltd. in Japan from December 2011 until April 2012, and as the Global Chief Operating Officer from June 2008 to December 2011. Mr. Lynch served as the President of Filtration Group Inc., a privately held air filter manufacturer in Illinois, from March 2005 to March 2008. Mr. Lynch also worked with Lydall Inc., a specialty materials manufacturer, for over 12 years where he progressed to the Group President of the company. Mr. Lynch started his career in the chemical industry with American Cyanamid Inc. (now Cytec, Inc. – NYSE:CYT) developing his abilities over 16 years though many of their businesses in various roles and locations. Mr. Lynch holds a M.B.A. in management from Farleigh Dickinson University, and both a B.S. and M.S. in Biology from the Pennsylvania State University. Mr. Lynch serves on the Board of Directors of Transtech Systems, Inc., a privately held company in Schenectady, NY, MeOH Power, Inc. (formerly MTI MicroFuel Cells, Inc.) and the Greater Loudonville Association. Mr. Lynch formerly served on the Board of Overseers for the University of Louisville. Mr. Lynch’s experience, including those mentioned above, brings significant managerial and technical expertise to the Board, which the Board believes qualifies him to serve as a director.

William P. Phelan has served as a director since December 2004. Mr. Phelan is the co-founder and Chief Executive Officer of Bright Hub, Inc., a software company founded in 2005, which focuses on the development of online software for commerce. In May 1999, Mr. Phelan founded OneMade, Inc., an electronic commerce marketplace technology systems and tools provider. Mr. Phelan served as Chief Executive Officer of OneMade, Inc. from May 1999 to May 2004. OneMade, Inc. was sold to America Online in May 2003. Mr. Phelan serves on the Board of Trustees and is a Finance Committee member and an Investment Committee Chair for Capital District Physician’s Health Plan, Inc. Mr. Phelan also serves on the Board of Trustees and Chairman of the Audit Committee of the Paradigm Mutual Fund Family. In addition, Mr. Phelan served as a member of the Board of Directors of Florists’ Transworld Delivery, the largest floral services organization in the world, from January 1995 through December 1998. He has also held numerous executive positions at Fleet Equity Partners, Cowen & Company, First Albany Corporation, and UHY Advisors Inc., formerly Urbach Kahn & Werlin, PC. Mr. Phelan has a B.A. in Accounting and Finance from Siena College, an M.S. in Taxation from City College of New York, and is a Certified Public Accountant. Mr. Phelan contributes leadership, capital markets experience, strategic insight as well and innovation in technology to the Board, which the Board believes qualifies him to serve as a director. In addition, his accounting expertise makes him well qualified for his service on the Audit Committee and as the Chairman of the Audit Committee from December 2004 through February 2014.

Dr. Walter L. Robb has served as a director since 1997. Since December 2013, Dr. Robb is the President and Chief Executive Officer of MeOH Power, Inc. (formerly MTI MicroFuel Cells, Inc.). Dr. Robb has served as President of Vantage Management, Inc., a consulting and investment financing company, since 1993. Prior to that time, Dr. Robb served in various executive positions with General Electric Company. Dr. Robb served as Senior Vice President for Corporate Research and Development with General Electric from 1986 until his retirement in December 1992, directing the General Electric Research and Development Center, one of the world’s largest and most diversified industrial laboratories, while also serving on its Corporate Executive Council. Dr. Robb served on the Board of Directors of Plug Power Inc., from 1997 through October 2002, served on the Board of Directors of Celgene Corporation, a publicly held integrated biopharmaceutical company, from 1992 until 2011, and a number of privately held companies. Dr. Robb’s experience at GE Medical Systems, where he served as CEO of a division with 10,000 employees, $1.6 billion in revenue and $76 million in net income, as well as his tenure on the GE Executive Committee, brings significant managerial and technical expertise to the Board and qualifies him to serve as a director.

There are no family relationships among any of our directors or executive officers.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board held six meetings during 2014. All directors attended at least 75% of all meetings of the Board and any Committee of which they were a member during 2014. The Board has no formal policy regarding attendance at the Annual Meeting; however, directors are encouraged, but not required, to attend any meetings of our stockholders. All of our current directors attended the 2014 Annual Meeting of Stockholders.

The Board has an Audit Committee and effective February 13, 2014, the Board formed separate Compensation and Governance and Nominating Committees in place of the former Governance, Compensation and Nominating Committee.

Audit Committee

The Audit Committee consists of Mr. Michaels (Chairman), Mr. Marusak and Mr. Phelan. The Board has determined that the members of the Audit Committee are independent directors as defined under Rule 5605(a)(2) of the listing rules of the Nasdaq Stock Market LLC (“Nasdaq Rules”).

The Audit Committee met four times during 2014. The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee, which was adopted by the Board of the Company and is published in the Investor Relations/Corporate Governance section of our website at www.mechtech.com. The Committee, among other matters, is responsible for the annual appointment of the independent registered public accountants as MTI’s auditors, reviews the arrangements for and the results of the auditors’ examination of our books and records, auditors’ compensation, and assists the Board in its oversight of the reliability and integrity of the Company’s accounting policies, financial statements and financial reporting and disclosure practices, including its system of internal controls, and the establishment and maintenance of processes to assure compliance with all relevant laws, regulations and company policies. The Audit Committee also reviews the adequacy of charter of the Audit Committee and recommends changes to the Board that it considers necessary or appropriate.

Governance and Nominating Committee – Effective February 13, 2014

Our Board adopted a Governance and Nominating Committee charter, which is published in the Investor Relations/Corporate Governance section of our website at www.mechtech.com. The Governance and Nominating Committee consists of Mr. Phelan (Chairman), Mr. Michaels and Mr. O’Connor. The Board has determined that the members of the Governance and Nominating Committee are all “independent directors” as defined under Rule 5605(a)(2) of the Nasdaq Rules.

The Governance and Nominating Committee met three times during 2014. The role of the Governance and Nominating Committee is to assist the Board by: 1) reviewing, identifying, evaluating and recommending the nomination of Board members; 2) selecting and recommending director candidates to the Board; 3) developing and recommending governance policies of the Company to the Board; 4) addressing governance matters; 5) making recommendations to the Board regarding Board size, composition and criteria; 6) making recommendations to the Board regarding existing Committees and report on the performance and effectiveness of the Committees to the Board; 7) periodically evaluating the performance of the Board; and 8) assisting the Board with other assigned tasks as needed.

In appraising potential director candidates, the Governance and Nominating Committee focuses on desired characteristics and qualifications of candidates, and although there are no stated minimum requirements or qualifications, preferred characteristics include business savvy and experience, concern for the best interests of our stockholders, proven success in the application of skills relating to our areas of business activities, adequate availability to participate actively in the Board’s affairs, high levels of integrity and sensitivity to current business and corporate governance trends and legal requirements and that candidates, when warranted, meet applicable director independence standards. The Governance and Nominating Committee has adopted a formal policy for the consideration of director candidates recommended by stockholders. Individuals recommended by stockholders are evaluated in the same manner as other potential candidates. A stockholder wishing to submit such a recommendation should forward it in writing to our Secretary at 325 Washington Avenue Extension, Albany, New York 12205. The mailing envelope should include a clear notation that the enclosure is a “Director Nominee Recommendation.” The recommending party should be identified as a stockholder and should provide a brief summary of the recommended candidate’s qualifications, taking into account the desired characteristics and qualifications considered for potential Board members mentioned above.

Compensation Committee – Effective February 13, 2014

Our Board adopted a Compensation Committee charter, which is published in the Investor Relations/Corporate Governance section of our website at www.mechtech.com. The Compensation Committee consists of Mr. Marusak (Chairman), Mr. O’Connor and Mr. Phelan. The Board has determined that the members of the Compensation Committee are all “independent directors” as defined under Rule 5605(a)(2) of the Nasdaq Rules.

The Compensation Committee met three times during 2014. The role of the Compensation Committee is to assist the Board by: 1) regarding the overall compensation programs, philosophy and practices of the Company, particularly as it relates to its executive officers, key employees and directors; 2) reviewing and evaluating Company objectives and goals regarding our Chief Executive Officer’s compensation; 3) determining the compensation program for members of the Board; 4) developing and overseeing the Chief Executive Officer’s process for evaluating the performance objectives and compensation of executive officers; 6) administering the Company’s equity compensation plans; 7) determining succession planning and management development for the Chief Executive Officer and other executive officers; and 8) assisting the Board with other assigned tasks as needed.

The Compensation Committee administers our executive compensation programs. This Committee is responsible for establishing the policies that govern base salaries, as well as short- and long-term incentives for executive and senior management. Within prescribed option grant ranges and vesting provisions, the Committee has delegated to our Chief Executive Officer and Chief Financial Officer authority to award stock option grants to non-executive personnel upon commencement of employment with us. The Committee considers recommendations made by our Chief Executive Officer and certain other executives when reaching its compensation decisions, including with respect to executive and director compensation.

Compensation Committee Interlocks and Insider Participation

In 2014, the Compensation Committee consisted of Mr. Marusak, Mr. O’Connor and Mr. Phelan. None of the members of these committees are or have been employees of MTI. During 2014, no executive officer of the Company served as a director of any other for-profit entity that had an executive officer that served on the Board of the Company.  For information concerning the committee members’ relationship to us, see “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions.”

The Board’s Role in Risk Oversight

The Board executes its oversight responsibility for risk management directly and through its Committees, as follows:

  The Audit Committee has primary responsibility for overseeing the integrity of the Company’s financial reporting risk by reviewing: (i) the Company’s disclosure controls and procedures; (ii) any significant deficiencies in the design or operation of internal controls; (iii) any fraud material or otherwise; (iv) the use of judgments in management’s preparation of the financial statements; and (v) through consultation with Company’s independent registered public accounting firm on the above items. The Board of Directors is kept abreast of the Committee’s risk oversight and other activities via reports of the Committee Chairman to the full Board.

  The Compensation Committee, effective February 13, 2014, oversees the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Board of Directors is kept abreast of the Committee’s risk oversight and other activities via reports of the Committee Chairman to the full Board.

  The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our development activities. In addition, the Board receives detailed regular reports from the heads of our principal business and corporate functions that include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with every regular Board meeting and are discussed, as necessary, at Board meetings. Further, the Board is routinely informed of developments at the Company that could affect our risk profile or other aspects of our business.

We do not believe that the Board’s role in risk oversight has any impact on its leadership structure, as discussed below.

Executive Sessions of Directors

Executive sessions, or meetings of outside (non-management) directors without management present, are held periodically throughout the year. At these executive sessions, the outside directors review, among other things, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, and the compensation of the Chief Executive Officer and other senior managers. Meetings are held from time to time with the Chief Executive Officer to discuss relevant subjects.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant.

Kevin Lynch has served as our Chairman of the Board since October 2012 and Chief Executive Officer since May 2013. Based on its most recent review of MTI’s Board leadership structure, the Board continues to believe that this leadership structure is optimal for the market environment and the size of the Board. The Board believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive and effective leadership.

In considering its leadership structure, the Board has taken a number of factors into account. The Board, which consists of a majority of independent directors who are highly qualified and experienced, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that the Board’s three committees – the Audit Committee, the Governance and Nominating Committee, and the Compensation Committee, are comprised entirely of independent directors. Effective June 11, 2014, the Board appointed Mr. Marusak as the lead independent director to serve in a lead capacity to coordinate the activities of the other independent directors and to perform such duties and responsibilities as the Board may determine appropriate.

Board Membership

To fulfill its responsibility to recruit and recommend to the full Board nominees for election as directors, the Governance and Nominating Committee reviews the size and composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. The goal of each Committee is to achieve a Board that, as a whole, provides effective oversight of the management and business of our Company, through the appropriate diversity of experience, expertise, skills, specialized knowledge and other qualifications and attributes of the individual directors. Important criteria for Board membership include the following:

  Members of the Board should be individuals of high integrity and independence, substantial accomplishments, and have prior or current associations with institutions noted for their excellence.

  Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.

  The background and experience of members of the Board should be in areas important to the operations of the Company such as business, education, finance, government, law, or science.

  The composition of the Board should reflect the benefits of diversity as to gender, ethnic background and experience.

The satisfaction of these criteria is implemented and assessed through ongoing consideration of directors and nominees by the Corporate Governance Committee and the Board. Based upon these activities and its review of the current composition of the Board, the Committee and the Board believe that these criteria have been satisfied.

In addition, in accordance with the Governance and Nominating Committee Charter, the Committee considers the number of boards of other public companies on which a candidate serves. Moreover, directors are expected to act ethically at all times and adhere to the Company’s Code of Business Conduct and Ethics for members of the Board of Directors.

The Governance and Nominating Committee and the Board believe that each of the nominees for election at the Annual Meeting brings a strong and unique set of attributes, experiences and skills and provides the Board as a whole with an optimal balance of experience, leadership, competencies, qualifications and skills in areas of importance to our Company. Under “Proposal 1—Election of Directors” above, we provide an overview of the nominees’ principal occupation, business experience and other directorships, together with the key attributes, experience and skills viewed as particularly meaningful in providing value to the Board, our Company and our stockholders.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of three directors, each of whom is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Rules and the applicable rules of the Securities and Exchange Commission (SEC). In addition, the Board has made a determination that Mr. Michaels qualifies as an “audit committee financial expert” as defined in the rules and regulations of the SEC. Mr. Michael’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.

In accordance with the Committee’s charter, available on our website at www.mechtech.com, our management has the primary responsibility for the financial statements and the financial reporting process, including maintaining an adequate system of internal control over financial reporting. Our independent registered public accounting firm, UHY LLP (UHY), reports directly to the Audit Committee and is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee, among other matters, is responsible for appointing our independent registered public accounting firm, evaluating such independent registered public accounting firm’s qualifications, independence and performance, determining the compensation for such independent registered public accounting firm, and pre-approval of all audit and non-audit services. Additionally, the Audit Committee is responsible for oversight of our accounting and financial reporting processes and audits of our financial statements including the work of the independent registered public accounting firm. The Audit Committee reports to the Board with regard to:

  the scope of the annual audit;

  fees to be paid to the independent registered public accounting firm:

  the performance of our independent registered public accounting firm;

  compliance with accounting and financial policies and financial statement presentation; and

  the procedures and policies relative to the adequacy of internal accounting controls.

The Audit Committee reviewed and discussed with our management and UHY MTI’s 2014 annual consolidated financial statements, including management’s assessment of the effectiveness of our internal control over financial reporting.  Our management has represented to the Audit Committee that MTI’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with UHY the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, which includes, among other items, matters related to the conduct of the audit of our annual consolidated financial statements. The Audit Committee has also discussed the critical accounting policies used in the preparation of our annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that UHY discussed with management, the ramifications of using such alternative treatments and other written communications between UHY and management.

The Audit Committee has received from UHY the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed with UHY the firm’s independence. The Audit Committee has also concluded that UHY’s performance of non-audit services is compatible with UHY’s independence.

The Audit Committee also discussed with UHY the overall scope and plans for its audit and has met with UHY, with and without management present, to discuss the results of its audit and the overall quality of our financial reporting. The Audit Committee also discussed with UHY whether there were any audit problems or difficulties, and management’s response.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. This report is provided by the following independent directors, who constitute the Committee.

Audit Committee:

Mr. David C. Michaels (Chairman – 2014)
Mr. Thomas J. Marusak
Mr. William P. Phelan

February 26, 2015

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

A representative from UHY is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders.

Accounting Fees

Aggregate fees for professional services rendered by our principal auditors, UHY, for the years ended December 31, 2014 and 2013 are as follows (1):

	Year Ended	Year Ended
	December 31,	December 31,
	2014	2013
Audit Fees.......................................	$ 106,975	$ 97,400
Audit Related Fees.........................	—	—
Tax Fees...........................................	10,000	29,550
All Other Fees.................................	—	46,404
Total.................................................	$ 116,975	$ 173,354

(1)   The aggregate amounts included in Audit Fees and Tax Fees are classified by the related fiscal periods for the audit of our annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed or to be billed during those fiscal periods.

Audit Fees

The Audit Fees  for the fiscal years ended December 31, 2014 and 2013, respectively, were for professional services rendered for the audits of our consolidated financial statements included in Form 10-K and review of interim financial information included in Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees

There were no Audit Related Fees  during the fiscal years ended December 31, 2014 and 2013.

Tax Fees

The Tax Fees  during the fiscal years ended December 31, 2014 and 2013, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refunds, and tax planning and tax advice, including advice related to proposed transactions.

All Other Fees

There were no All Other Fees  during the fiscal year ended December 31, 2014. All Other Fees  during the fiscal year ended December 31, 2013 were for services related to information technology consulting and expenses.

The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditors’ independence, and has concluded that it is.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to Section 202(a) of the Sarbanes-Oxley Act, the Audit Committee has adopted the following policies and procedures under which frequently utilized audit and non-audit services are pre-approved by the Audit Committee and the authority to authorize the independent registered public accountants to perform such services is delegated to a single committee member or executive officer.

a)

Annual audit, quarterly review and annual tax return services will be pre-approved upon review and acceptance of the tax and audit engagement letters submitted by the independent registered public accountants to the Audit Committee.

b)

Additional audit and non-audit services related to the resolution of accounting issues or the adoption of new accounting standards, audits by tax authorities or reviews of public filings by the SEC must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accounting firm to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

c)

Additional audit and non-audit services related to tax savings strategies, tax issues arising during the preparation of tax returns, tax estimates and tax code interpretations must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accounting firm to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

d)

Additional audit and non-audit services related to the tax and accounting treatments of proposed business transactions must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accountants to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

e)	Quarterly and annually, a detailed analysis of audit and non-audit services will be provided to and reviewed with the Audit Committee.

All of the 2014 services described under the captions “Audit Fees” and “Tax Fees” were approved by the Audit Committee.

PROPOSAL No. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected UHY LLP (UHY) as MTI’s independent registered public accounting firm for fiscal year 2015, and the Board is asking shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise MTI’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of UHY for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to approve the ratification of the selection of UHY as MTI’s independent registered public accounting firm for the current fiscal year.

If the stockholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain UHY and may retain that firm or another firm without resubmitting the matter to MTI’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent public accountants at any time during the year if it determines that such change would be in the best interests of MTI and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL No. 3

ADVISORY NON-BINDING VOTE ON EXECUTIVE OFFICER COMPENSATION

Executive compensation is an important matter to us and to our stockholders. As required by Section 14A of the Securities Exchange Act of 1934, the Board is seeking advisory (non-binding) stockholder approval on the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.”  We first held this vote at our annual meeting of stockholders held in 2013. At such meeting, consistent with the Board of Directors’ recommendation, our stockholders voted to hold the say-on-pay vote on an annual basis; therefore our Board of Directors determined that the Company will hold future non-binding advisory votes on the compensation of our named executive officers every year, at least until the next required vote on the frequency of stockholder votes on the compensation of our named executive officers, which will be in 2019.

Our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our strategic goals and success. Under our executive compensation program, our named executive officers receive compensation related to the attainment of financial and other performance measures that, the Board believes, promotes the creation of long-term stockholder value and positions the Company for both near-term and long-term growth and success. Please read “Executive Compensation” for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our named executive officers.

The Compensation Committee bases its executive compensation decisions on our compensation objectives, which include the following:

•	aligning management’s incentives with the interests of our stockholders;

•	providing competitive compensation to our named executive officers;

•	rewarding named executive officers for past performance and motivating them to excel in the future; and

•	rewarding superior performance of both the Company and each individual executive and encouraging actions that promote our near-term and long-term strategic goals.

We believe that our existing compensation programs, which include a mix of fixed and performance-based compensation, the terms of long-term incentive awards, as well as the terms of executive employment agreements,  are all designed to motivate our named executive officers to achieve improved performance, align compensation with performance measures and stockholder interests and enable us to attract, retain and motivate talented executive officers, while at the same time, create a close relationship between performance and compensation. The Compensation Committee and the Board believe that the design of the program, and hence the compensation awarded to named executive officers under the current program, fulfills this objective.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. Accordingly, we are asking our stockholders to approve, on an advisory basis, the compensation of the named executive officers by approving the following resolution:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board and may not be construed as overruling a decision by the Board or the Compensation Committee, or create or imply any additional fiduciary duty on the Board or our Directors. It will also not affect any compensation paid or awarded to any executive. Our Board and our Compensation Committee value the opinions of our stockholders, however, and will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers and will evaluate whether any actions are necessary in this regard.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

In early 2007, we formalized the process by which we review and approve transactions in which we or one or more related persons participate. Although we have always had procedures in place, we strengthened our current procedures by adopting a written policy requiring that all related person transactions be reported to our Chief Financial Officer and approved or ratified by the Governance and Nominating Committee effective February 13, 2014. In completing our review of proposed related person transactions, the Governance, Compensation and Nominating Committee considers the aggregate value of the transaction, whether the transaction was undertaken in the ordinary course of business, the nature of the relationships involved, and whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

We believe transactions among related parties are as fair to us as those obtainable from unaffiliated third parties.

The following is a summary of transactions among related parties that occurred during the last two completed fiscal years:

MTI MicroFuel Cells, Inc. (MTI Micro)

In August 2014, its management changed MTI Micro’s name to MeOH Power, Inc. MTI continues to retain our equity ownership in that entity as discussed below.  However, to keep prior and future filings consistent, MTI will continue to refer to this entity as MTI Micro in its reports.

On December 18, 2013, MTI Micro and the Company executed a Senior Demand Promissory Note (the Note) in the amount of $380 thousand to secure the intercompany amounts due to the Company from MTI Micro upon the deconsolidation of MTI Micro. Interest accrues on the Note at the Prime Rate in effect on the first business day of the month, as published in the Wall Street Journal. At the Company’s option, all or part of the principal and interest due on this Note may be converted to shares of common stock of MTI Micro at a rate of $0.07 per share. Interest began accruing on January 1, 2014. At December 31, 2013, the Company recorded a full allowance against the Note. In 2014, $115 thousand was received from MTI Micro in principle and interest and an additional $20 thousand was released from the allowance in advance of a January 2015 payment from MTI Micro. As of December 31, 2014 and 2013, $278 thousand and $380 thousand, respectively, of principal and interest are available to convert into shares of common stock of MTI Micro. The $380 thousand allowance was recorded as miscellaneous expense during the year ended December 31, 2013.

On December 31, 2013, Dr. Walter L. Robb (a member of the Company’s and MTI Micro’s Boards of Directors) exercised a portion of his outstanding MTI Micro warrants to purchase 357,143 shares of MTI Micro Common Stock at an exercise price of $0.07 per share.

As of December 31, 2014, the Company owned an aggregate of approximately 47.5% of MTI Micro’s outstanding common stock, or 75,049,937 shares, and 54.0% of the common stock and warrants issued, which includes 31,904,136 warrants outstanding.

Consulting Services

During the year ended December 31, 2013, the Company paid $80 thousand to Loudon Advisors for Kevin Lynch’s services as the Acting Chief Executive Officer of the Company, through April 30, 2013. Loudon Advisors is a consulting firm that is owned and managed by Kevin Lynch.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership of our Common Stock and other equity securities on a Form 3 and report of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us during the most recent fiscal year and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with the Board, or a particular director, may send a letter to our Secretary at 325 Washington Avenue Extension, Albany, New York 12205. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

CODE OF ETHICS

We have adopted a Code of Ethics for employees, officers and directors. A copy of the Code of Ethics is available in the Investor Relations/Corporate Governance section of our website at www.mechtech.com.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Frederick W. Jones, age 47, was appointed our Chief Financial Officer in September 2011 and had been serving as the Acting Chief Financial Officer since June 2009. He was appointed our Secretary in June 2009. He was promoted to Vice President of Finance and Operations of MTI Instruments, Inc. (MTI Instruments), a wholly-owned subsidiary of the Company, in April 2010, from the Senior Director of Finance and Operations at MTI Instruments, which he had held since May 2007. Since joining the Company in 1993, Mr. Jones has held a variety of roles at MTI and its subsidiaries, including Staff Accountant, Controller and Director of Finance and Administration. In his current capacity, Mr. Jones supervises the financial reporting, treasury, human resources and risk management for MTI. Prior to his employment with MTI, Mr. Jones served as Controller for both Hobbs Management Corporation and Galesi Management Corporation. Mr. Jones received a Bachelors degree in Business Administration and Accounting from Siena College.

Our executive officers hold their respective offices until the regular annual meeting of the Board following the annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

EXECUTIVE COMPENSATION

Compensation Philosophy

The primary objectives of our compensation policies are to attract, retain, motivate, develop, and reward our management team for executing our strategic business plan thereby enhancing stockholder value, while recognizing and rewarding individual and company performance. These compensation policies include: (i) an overall management compensation program that is competitive with companies of similar size or within our industry; and (ii) long-term incentive compensation in the form of stock-based compensation that is aimed towards encouraging management to continue to focus on stockholder returns.  Our executive compensation program ties a substantial portion of each executive’s overall compensation to key strategic, financial, and operational goals, including: establishing and maintaining customer relationships; signing original equipment manufacturer agreements; meeting revenue targets and profit and expense targets; introducing new products; progressing products towards manufacturing; and improving operational efficiency.

We believe that potential equity ownership in our Company is important to provide executive officers with incentives to build value for our stockholders. We believe that equity awards provide executives with a strong link to our short-term and long-term performance, while creating an ownership culture to maintain the alignment of interests between our executives and our stockholders. When implemented responsibly, we also believe these equity incentives can function as a powerful executive retention tool.

Our Compensation Committee, consisting entirely of independent directors, administers our compensation plans and policies, including the establishment of policies that govern base salary as well as short-term and long-term incentives for our executive management team.

Summary of Cash and Other Compensation

The following table sets forth the total compensation received for services rendered in all capacities to our company during the fiscal years ended December 31, 2014 and 2013 by our “named executive officers,” namely Kevin G. Lynch, our Chief Executive Officer, and our other executive officer during fiscal 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (2)	Total
Kevin G. Lynch............	2014	$267,308	$ 53,255	$82,500	$10,273	$413,336
Chief Executive Officer	2013	163,000	44,070	100,000	84,933	392,003
Frederick W. Jones.......	2014	162,308	26,628	14,850	6,492	210,278
Chief Financial Officer and Secretary	2013	151,899	12,538	15,500	6,076	186,013

(1)

The amounts shown in this column represent the grant date fair values of any stock option awards awarded in each of the past two years. The assumptions we used in calculating these amounts are discussed in Note 12 to the financial statements on the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015.

(2)	“All Other Compensation” for 2014 consists of matching contributions to our 401(k) plan.
(3)	The amounts shown in this column represent accruals made for each executive officer pursuant to the successful completion of certain performance objectives.

Base Salary and Cash Incentives of the Chief Executive Officer

Mr. Lynch was the Acting Chief Executive Officer of the Company from September 2012 through April 2013 and received no base salary or cash incentives. The Company incurred $20,000 per month in consulting fees payable to Loudon Advisors for Mr. Lynch’s services as the Acting Chief Executive Officer of the Company during this time.

Effective May 1, 2013, Mr. Lynch was appointed as the Chief Executive Officer of the Company. Mr. Lynch received an initial annual base salary of $260,000. Mr. Lynch was eligible for an incentive bonus for achieving the approved earnings plan and an additional bonus for levels achieved over the plan level to a maximum bonus of $200,000. We accrued for Mr. Lynch, as of December 31, 2013, a $100,000 payment under his annual cash incentive compensation plan. This accrual was paid in full during March 2014.

In March 2014, the Compensation Committee increased Mr. Lynch’s annual base salary to $270,000. Mr. Lynch was eligible for an incentive bonus for achieving the approved earnings plan and an additional bonus for levels achieved over the plan level to a maximum bonus of $200,000. We accrued for Mr. Lynch, as of December 31, 2014, an $82,500 payment under his annual cash incentive compensation plan. This accrual was paid in full during March 2015.

Base Salary and Cash Incentives of Other Named Executive Officer

On September 20, 2011, Frederick W. Jones was appointed the Chief Financial Officer of the Company. In connection with his permanent appointment, the Governance, Compensation and Nominating Committee increased Mr. Jones’ annual base salary to $144,250.

In March 2013, the Governance, Compensation and Nominating Committee increased Mr. Jones’ annual base salary to $155,000. Mr. Jones was eligible for an incentive bonus contingent on the achievement of several milestones. We accrued for Mr. Jones, as of December 31, 2013, a $15,500 payment under his annual cash incentive compensation plan. This accrual was paid in full during March 2014.

In March 2014, the Compensation Committee increased Mr. Jones’ annual base salary to $165,000. Mr. Jones was eligible for an incentive bonus contingent on the achievement of several milestones. We accrued for Mr. Jones, as of December 31, 2014, a $14,850 payment under his annual cash incentive compensation plan. This accrual was paid in full during March 2015.

In addition to base salary compensation, we consider short-term cash incentives to be an important tool in motivating and rewarding near-term performance against established short-term goals. We do not utilize a specific formula, but executive management is eligible for cash awards contingent upon achievement of individual, financial, or company-wide performance criteria. The criteria are established to ensure that a reasonable portion of an executive’s total annual compensation is performance based.

We believe that the higher an executive’s level of responsibility, the greater the portion of that executive’s total earnings potential should be tied to the achievement of critical technological, operational and financial goals. We believe this strategy places the desired proportionate level of risk and reward on performance by the Chief Executive Officer and other named executive officer.

While performance targets are established at levels that are intended to be achievable, we believe that we have structured these incentives so that maximum bonus payouts would require a substantial level of both individual and Company performance.

Long-Term Equity Incentive Compensation

Equity awards typically take the form of stock options and restricted stock grants. Authority to make equity awards to executive officers rests with our Compensation Committee effective February 13, 2014. In determining the size of awards for new or current executives, we consider the competitive market, strategic plan performance, contribution to future initiatives, benchmarking of comparative equity ownership for executives in comparable positions at similar companies, individual option history, and recommendations of our Chief Executive Officer and Chairman.

We generally base our criteria for performance-based equity awards on one or more of the following long-term measurements:

  procurement and maintenance of original equipment manufacturer alliance/strategic agreements;

  manufacturing readiness;

  financing targets;

  gross revenue and profit goals;

  operating expense improvements; and

  product launches, new product introductions or improvements to existing products or product-intent prototypes.

These performance measurements support various initiatives identified by our Board of Directors as critical to our future success, and are either expressed as absolute in terms of success or failure, or will be measured in more qualitative terms.

The timing of all equity awards for our Chief Executive Officer and our Chief Financial Officer in the past have coincided with either employment anniversary dates, in conjunction with the completion or assignment of objectives, or coincide with our annual meeting dates. We do not time option grants to our executives in coordination with the release of material non-public information, nor do we impose any equity ownership guidelines on our executives.

The following table sets forth certain information regarding the options held and value of each such officer’s unexercised options as of December 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2014

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Kevin G. Lynch	07/02/2012	12,500	12,500 (1)(2)	0.29	07/02/2022
	05/01/2013	50,000	50,000 (3)	0.46	05/01/2023
	03/12/2014	—	50,000 (4)	1.08	03/12/2024

Frederick W. Jones	09/15/2010	9,500	—	0.59	09/15/2020
	07/02/2012	12,500	12,500 (1)	0.29	07/02/2022
	06/12/2013	6,250	18,750 (5)	0.52	06/12/2023
	03/12/2014	—	25,000 (4)	1.08	03/12/2024

(1)	The options vest at the rate of 25% on each of the first four anniversaries of the date of the award, with first vest occurring on July 2, 2013, becoming fully exercisable on July 2, 2016.
(2)	These options were approved by the Governance, Compensation and Nominating Committee to Mr. Lynch as compensation for his past service on the Board.
(3)

These options were approved by the Governance, Compensation and Nominating Committee to Mr. Lynch as compensation for his appointment as Chief Executive Officer of the Company. The options vest at the rate of 25% immediately upon the grant date, and 25% on each of the first three anniversaries of the date of the award, becoming fully exercisable on May 1, 2016.

(4)	The options vest at the rate of 25% on each of the first four anniversaries of the date of the award, with first vest occurring on March 12, 2015, becoming fully exercisable on March 12, 2018.
(5)	The options vest at the rate of 25% on each of the first four anniversaries of the date of the award, with first vest occurring on June 12, 2014, becoming fully exercisable on June 12, 2017.

At December 31, 2014, there were no unvested stock awards held by either of our named executive officers.

Equity Awards to Officers

Equity Awards of the Acting Chief Executive Officer

During 2014, we awarded Mr. Lynch the following:

  options to purchase 50,000 shares of Common Stock that vest 25% on each of the first four anniversaries of the date of the award beginning March 12, 2015, with a 10-year term.

Equity Awards of the Chief Financial Officer

During 2014, we awarded Mr. Jones the following:

  options to purchase 25,000 shares of Common Stock that vest 25% on each of the first four anniversaries of the date of the award beginning March 12, 2015, with a 10-year term.

MTI Equity Incentive Plans

As of December 31, 2014, we had five equity compensation plans: 1) the 1996 Stock Incentive Plan; 2) the 1999 Employee Stock Incentive Plan; 3) the Amended and Restated 2006 Equity Incentive Plan; 4) the 2012 Equity Incentive Plan; and 5) the 2014 Equity Incentive Plan. The Governance, Compensation and Nominating Committee through 2013 and the Compensation Committee effective February 13, 2014 administers all of our equity compensation plans and has the authority to determine the terms and conditions of the awards granted under equity plans.

1996 Stock Incentive Plan and 1999 Employee Stock Incentive Plan

The 1996 Stock Incentive Plan, or 1996 Plan, was approved by our stockholders during December 1996 and expired during October 2006. Under the 1996 Plan, our Board of Directors was authorized to award stock options, stock appreciation rights, restricted stock, and other stock-based incentives to our officers, employees and others. As of April 13, 2015, 1,001 options to purchase our Common Stock were outstanding under the 1996 Plan, all of which were exercisable with zero shares reserved for future grants.

The 1999 Employee Stock Incentive Plan, or 1999 Plan, was approved by our stockholders during March 1999 and expired during March 2009. Under the 1999 Plan, our Board of Directors was authorized to award stock options and restricted stock to our officers, employees and others. As of April 13, 2015, 938 options to purchase our Common Stock were outstanding under the 1999 Plan, all of which were exercisable with zero shares reserved for future grants.

Options issued under both the 1996 Plan and 1999 Plan terminate between seven and ten years after the date of grant. Stock option grants or restricted stock awards under these plans could be issued to vest immediately, vest over a certain period, vest based upon successful completion of a performance measure specified by our Governance, Compensation and Nominating Committee, or a prescribed combination of performance and time vesting (i.e. a time vesting option accelerated by achievement of a performance objective or a performance vesting option that will vest at a certain date in the future).

The 1996 Plan and 1999 Plan provide that in the event of a change of control all unexercised and outstanding options and restricted stock shall become fully vested and exercisable as of the date of the change of control, provided the optionee is employed by us at the date of the change. This is commonly referred to as a single trigger acceleration of option vesting.

2006 Equity Incentive Plan

The 2006 Equity Incentive Plan, or 2006 Plan, was adopted by the Company’s Board of Directors on March 16, 2006 and approved by our stockholders on May 18, 2006. The plan was amended and restated by our Board of Directors effective September 16, 2009 and June 30, 2011. The September 16, 2009 Amended and Restated 2006 Equity Incentive Plan increased the initial aggregate number of 250,000 shares of common stock which could be awarded or issued to 600,000, and the June 30, 2011 Amended and Restated 2006 Equity Incentive Plan increased the aggregate number of shares of common stock which could be awarded or issued to 1,200,000. The number of shares which could be awarded under the 2006 Plan and awards outstanding have been adjusted for stock splits and other similar events. In connection with seeking stockholder approval of the 2012 Plan, the Company agreed not to make further awards under the 2006 Plan. As of April 13, 2015, 109,469 options to purchase our Common Stock were outstanding under the 2006 Plan, all of which were exercisable with zero shares reserved for future grants.

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

Our Governance, Compensation and Nominating Committee through 2013 and the Compensation Committee, effective February 13, 2014 selects the recipients of awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed seven years), and (iv) the number of shares of Common Stock subject to any stock appreciation rights, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for forfeiture, repurchase, issue price and repurchase price, if any.

Upon a “Substantial Corporate Change,” as such term is defined in the 2006 Plan, the 2006 Plan and any unexercised or forfeitable awards will terminate unless either (i) an award agreement with a participant provides otherwise or (ii) provision is made in writing in connection with such transaction for the assumption or continuation of outstanding awards, or the substitution for such awards with awards covering the stock or securities of a successor employer entity, or a parent or subsidiary of such successor. If an award would otherwise terminate under the preceding sentence, we will either provide that optionees or holders of stock appreciation rights or other exercisable awards will have the right, at such time before the completion of the transaction causing such termination as we reasonably designate, to exercise any unexercised portions of the options or stock appreciation rights or other exercisable awards, including portions of such awards not already exercisable, or for any awards including the foregoing, cause us, or agree to allow the successor, to cancel each award after payment to the participant of an amount, if any, in cash, cash equivalents, or successor equity interests substantially equal to the fair market value of the consideration (as valued by the administrator) paid for our shares, under the transaction minus, for options and stock appreciation rights or other exercisable awards, the exercise price for the shares covered by such awards (and, for any awards, where we determine it is appropriate, any required tax withholdings), and with such allocation among cash, cash equivalents, and successor equity interests as we determine or approve.

2012 Equity Incentive Plan

The 2012 Equity Incentive Plan, or 2012 Plan, was adopted by the Company’s Board of Directors on April 14, 2012 and approved by stockholders on June 14, 2012. The 2012 Plan provides an initial aggregate number of 600,000 shares of common stock which may be awarded or issued. The number of shares which may be awarded under the 2012 Plan and awards outstanding can be subject to adjustment on account of any recapitalization, reclassification, stock split, reverse stock split and other dilutive changes in Common Stock. Under the 2012 Plan, the Board of Directors is authorized to issue stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to employees, officers, directors, consultants and advisors of the Company and its subsidiaries. Incentive stock options may only be granted to employees of the Company and its subsidiaries. As of April 13, 2015, 589,500 options to purchase our Common Stock were outstanding under the 2012 Plan, of which 215,464 were exercisable with 8,500 shares reserved for future equity awards or issuance of options.

Pursuant to a Resolution passed by the MTI Board of Directors on August 28, 2013, upon a “Substantial Corporate Change,” as such term is defined in the 2012 Plan, (A) the outstanding stock options and other Awards under the Plan as of the date of this resolution as set forth on Exhibit A that would terminate upon the effective time of the Substantial Corporate Change shall become fully vested and exercisable immediately before the effective time of the Substantial Corporate Change, and (B) the holders of such stock options and other Awards under the Plan will be permitted, immediately before the Substantial Corporate Change, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Substantial Corporate Change.

2014 Equity Incentive Plan

The 2014 Equity Incentive Plan, or 2014 Plan, was adopted by the Company’s Board of Directors on March 12, 2014 and approved by its stockholders on June 11, 2014. The 2014 Plan provides an initial aggregate number of 500,000 shares of common stock that may be awarded or issued. The number of shares that may be awarded under the 2014 Plan and awards outstanding may be subject to adjustment on account of any stock dividend, spin-off, stock split, reverse stock split, split-up, recapitalization, reclassification, reorganization, combination or exchange of shares, merger, consolidation, liquidation, business combination, exchange of shares or the like. Under the 2014 Plan, the Board-appointed administrator of the 2014 Plan is authorized to issue stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units, phantom stock, performance awards and other stock-based awards to employees, officers and directors of, and other individuals providing bona fide services to or for, the Company or any affiliate of the Company. Incentive stock options may only be granted to employees of the Company and its subsidiaries. As of April 13, 2015, 242,000 options to purchase our Common Stock were outstanding under the 2014 Plan, of which none were exercisable with 258,000 shares reserved for future equity awards or issuance of options.

Subject to the below, in the event of a “Substantial Corporate Change” of the Company (as defined in the 2014 Plan), holders of options and other Awards under the 2014 Plan that are exercisable or convertible, or that become exercisable or convertible upon or prior to a change of control as provided for in the agreement(s) evidencing such Awards, may exercise or convert such Awards immediately prior to the Substantial Corporate Change. If the agreement evidencing an Award makes no provision for the acceleration of exercisability or conversion of the Award in connection with a change of control, however, any unvested portion of such Award may terminate upon the change of control.  Provided, however, that the prior two sentences are subject to the following: (i) the administrator may determine that a particular participant’s Awards will not vest and become exercisable as a result of what the administrator, in its sole discretion, determines is the participant’s insufficient cooperation with the Company with respect to a Substantial Corporate Change; (ii) the administrator may allow conditional exercises before the completion of a Substantial Corporate Change that are then rescinded if no Substantial Corporate Change occurs; (iii) if any portion of an Award becomes exercisable solely as a result of a Substantial Corporate Change, the administrator may provide that, upon exercise of such Award, the participant will receive shares subject to a right of repurchase by the Company or its successor at the exercise price thereof; this repurchase right (A) will lapse at the same rate as the Award would have become exercisable under its terms without a Substantial Corporate Change and (B) will not apply to any shares subject to the portion of the Award that was vested or exercisable under its terms without regard to the Substantial Corporate Change; (iv) any Award granted to a participant in replacement of other awards not under the 2014 Plan will only become fully exercisable upon a Substantial Corporate Change if (A) the plan under which the participant originally received the awards specifically provided for such acceleration, (B) the administrator provided for such acceleration in replacing the options, or (C) the administrator so provides at another time; and (v) if a Substantial Corporate Change other than a liquidation or dissolution of the Company occurs, the Company’s repurchase and other rights under each outstanding Restricted Stock Award will inure to the benefit of the Company’s successor and will apply to the cash, securities, or other property into which the Common Stock was converted or exchanged pursuant to such Substantial Corporate Change in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.  If a Substantial Corporate Change involving the liquidation or dissolution of the Company occurs, except to the extent the instrument evidencing any Restricted Stock Award or any other agreement between a participant and the Company provides specifically to the contrary, all restrictions and conditions on all Restricted Stock Awards then outstanding will automatically be treated as terminated or satisfied.

Perquisites and Other Benefits

Our executive officers are eligible to participate in similar benefit plans available to all our other employees including medical, dental, vision, group life, disability, accidental death and dismemberment, paid time off, and 401(k) plan benefits.

We also maintain a standard directors and officers liability insurance policy with coverage similar to the coverage typically provided by other small publicly held technology companies.

Severance, Change in Control and Non-Compete Arrangements

If Mr. Jones is terminated without cause in connection with or within six months following a change of control of MTI Instruments, he is entitled to receive his base salary and medical insurance benefits for a four-month period following such termination.

A change in control will accelerate the vesting of outstanding stock options issued under the 1996, 1999, 2012 and 2014 Stock Incentive Plans; however, options outstanding under the 2006 Plan will not automatically accelerate vesting unless provided in an employment agreement.

We believe these severance and change in control arrangements are reasonable and mitigate some of the risk that exists for executives working in small technology companies by maintaining employee engagement and encouraging retention in an environment with substantial challenges and changes. This is especially true considering each executive officer has signed a Non-Competition and Non-Solicitation Agreement limiting future opportunities in the event the executive’s employment is terminated for any reason. These agreements specify that the executive will not compete with our businesses for a period of one year following such termination.

Potential Payments upon Termination

The following table sets forth a breakdown of termination payments and the net realizable value of stock and stock options if the employment of any of our named executive officers had been terminated as of December 31, 2014. Severance payments are made either on a salary continuation basis paid over the severance period or on a lump sum basis payable upon a fixed date subsequent to termination of employment.

Name	Severance Term	Salary	Bonus	Health & Life Insurance Continuation	Intrinsic Value of Stock Options at Separation	Accrued Vacation	Total Potential Payments
Frederick W. Jones	Four (4) months salary & benefits (A)	$55,000	$—	$5,991	$—	$6,346	$67,337

(A) Mr. Jones is only entitled to severance if he is terminated in connection with a change of control of MTI Instruments.

Directors’ Compensation

Directors who are also our employees are not compensated for serving on the Board. Information regarding compensation otherwise received by our directors who are also executive officers is provided under the heading “Executive Compensation.”

During June 2013, the Governance, Compensation and Nominating Committee authorized non-employee directors to receive cash compensation of $10,000 per year.

During March 2014, the Compensation Committee authorized non-employee directors to receive cash compensation of $10,000 per year.

Future compensation will be determined by the Compensation Committee.

On June 12, 2013, the Governance, Compensation and Nominating Committee approved a grant of 12,500 options to purchase shares of the Company’s common stock to each non-management director as compensation for their past service on the Board.

On March 5, 2014, the Compensation Committee approved a grant of 13,000 options to purchase shares of the Company’s common stock to each non-management director as compensation for their past service on the Board.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2014

Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Thomas J. Marusak (1)............................................	$10,000	$13,846	$—	$23,846
David C. Michaels (2)..............................................	10,000	13,846	—	23,846
E. Dennis O’Connor (3)......................................	10,000	13,846	—	23,846
William P. Phelan (4)................................................	10,000	13,846	—	23,846
Dr. Walter Robb (5).................................................	10,000	13,846	—	23,846

(1)	As of December 31, 2014, Mr. Marusak had 53,000 options outstanding, of which 24,375 options were exercisable.
(2)	As of December 31, 2014, Mr. Michaels had 25,500 options outstanding, of which 3,125 options were exercisable.
(3)	As of December 31, 2014, Mr. O’Connor had 53,000 options outstanding, of which 24,375 options were exercisable.
(4)	As of December 31, 2014, Mr. Phelan had 53,000 options outstanding, of which 24,375 options were exercisable.
(5)	As of December 31, 2014, Dr. Robb had 53,000 options outstanding, of which 24,375 options were exercisable.

ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 13, 2015 by each of our directors and named executive officers and all of our executive officers and directors as a group. We have also included information with respect to persons or groups that beneficially own more than 5% of our Common Stock as of April 13, 2015 based on information derived from Schedules 13G filed by such persons or groups.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number (2)	Percent of Class
Executive Officers
Kevin G. Lynch (3)............................................................................................	271,000	4.9%
Frederick W. Jones (4)......................................................................................	71,418	1.3%

Non-Employee Directors
Thomas J. Marusak (5).....................................................................................	111,625	2.0%
David C. Michaels (6).......................................................................................	25,575	*
E. Dennis O’Connor (5)....................................................................................	85,313	1.5%
William P. Phelan (5).........................................................................................	45,750	*
Dr. Walter L. Robb (5)......................................................................................	88,300	1.6%
All current directors and executive officers as a group (7 persons) (7)...	698,981	12.6%

Persons or Groups from SC 13G Filings
Peng K. Lim (8) ................................................................................................	360,741	6.5%

*      Less than 1%.

(1)	Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder.
(2)

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 13, 2015, through the exercise of any warrant, stock option or other right. The inclusion in this schedule of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such person, which are exercisable within 60 days of April 13, 2015, but excludes shares of Common Stock underlying options held by any other person. Percentage of beneficial ownership is based on 5,529,008 shares of Common Stock outstanding as of April 13, 2015.

(3)	Includes 100,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 13, 2015.
(4)	Includes 40,750 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 13, 2015.
(5)	Includes 30,750 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 13, 2015.
(6)	Includes 6,375 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 13, 2015.
(7)	Includes 270,125 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 13, 2015.
(8)

Based on a Schedule 13G filed by Mr. Lim with the Securities and Exchange Commission on February 12, 2015. According to such Schedule 13G, the address for Mr. Lim is 2120 Avy Avenue #7123, Menlo Park, CA 94026.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report to Stockholders accompanies this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, will be promptly delivered to any stockholder, without charge, upon written or oral request. Requests may be made by mail to: Mechanical Technology, Incorporated, ATTN: Investor Relations Department, 325 Washington Avenue Extension, Albany, New York 12205; by e-mail: contact@mechtech.com; or by telephone: (518) 218-2550.

STOCKHOLDER PROPOSALS

We did not receive any stockholder proposals for inclusion in this Proxy Statement.

In order to be included in proxy material for the 2016 Annual Meeting of Stockholders, stockholder proposals submitted to the Company in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s proxy statement) must be received by us at our offices, 325 Washington Avenue Extension, Albany, New York 12205 on or before December 26, 2015.  We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

With respect to stockholder proposals to be submitted outside the Rule 14a-8 process for consideration at the 2016 annual meeting of stockholders, if the Company does not receive notice of a any such proposal to be presented at the 2016 Annual Meeting of Stockholders on or before March 10, 2016, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

OTHER MATTERS

We do not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting for which we did not receive notice by March 11, 2015, however, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons voting them.

By Order of the Board of Directors,
/s/ FREDERICK W. JONES
Frederick W. Jones
Secretary

Albany, New York
April 24, 2015

Appendix A – Proxy Card

ANNUAL MEETING OF STOCKHOLDERS OF

MECHANICAL TECHNOLOGY, INCORPORATED

June 11, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.astproxyportal.com/ast/15895/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230300000000001000 3 061115

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:

○ Kevin G. Lynch	Nominee for three year term
○ William P. Phelan	Nominee for three year term

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. TO RATIFY THE APPOINTMENT OF UHY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.	☐	☐	☐
3. TO APPROVE THE ADVISORY NON-BINDING VOTE ON EXECUTIVE OFFICER COMPENSATION, AS DESCRIBED IN THE PROXY STATEMENT.	☐	☐	☐

IF THIS PROXY CARD IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED BY THE PERSONS NAMED AS PROXIES, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, CONTAINED IN THE PROXY STATEMENT.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

2015 ANNUAL MEETING OF STOCKHOLDERS PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes any proxy heretofore given to vote such shares, and hereby ratifies and confirms all that said proxies may do by virtue hereof.

The undersigned hereby appoints Mr. Kevin Lynch and Mr. Rick Jones, or either of them, as proxies to vote all the stock of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of the Stockholders of Mechanical Technology, Incorporated, to be held at 4 Pine West Plaza, Albany, New York 12205 at 10:00 a.m., local time, on Thursday, June 11, 2015, or any adjournment thereof, as follows:

(Continued and to be signed on the reverse side.)